UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039	24-0755415
(Commission File Number)	(IRS Employer Identification No.)

1000 South Second Street
Sunbury, PA	17801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	WMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 25, 2026, Weis Markets, Inc. (the “Company”) issued a news release announcing that it is delaying the filing of its Annual Report on Form 10-K for the 52-week fiscal year ended December 27, 2025. The filing is delayed because the Company requires additional time to complete a review and analysis of the impact to, and associated restatement of, its historical financial statements related to the incorrect recording of certain overstated inventory amounts, as previously disclosed in Item 4.02 of its Current Report on Form 8-K dated February 20, 2026. The Company continues to work diligently to complete the remaining review and restatement procedures. The Company expects to file its Annual Report on Form 10-K for the 52-week fiscal year ended December 27, 2025, including all required restated financial statements, no later than March 12, 2026; however, the timing of the filing may be subject to further delay, and the Company cannot provide assurance regarding the definitive filing date while this work remains in progress.

A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Weis Markets, Inc. Press Release dated February 25, 2026

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/ Michael T. Lockard
Name: Michael T. Lockard
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: February 25, 2026